Exhibit 10.3

ELIEM THERAPEUTICS, INC.

2019 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT (this “Agreement”) is between Eliem Therapeutics, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), and the individual identified in paragraph 1 below, currently residing at the address set out at the end of this Agreement (the “Optionee”). Capitalized terms used in this Agreement without definition shall have the respective meaning ascribed to such capitalized terms in the Plan (as defined below).

1. Grant of Option. Pursuant and subject to the Company’s 2019 Equity Incentive Plan (as the same may be amended from time to time, the “Plan”), the Company grants to you, the Optionee identified in the table below, an option (the “Option”) to purchase from the Company all or any part of a total of the number of shares identified in the table below (the “Optioned Shares”) of the common stock, par value $0.0001 per share, in the Company (the “Stock”), at the exercise price per share set out in the table below. If, at any time, the Company uses an electronic capitalization table system (such as Carta or Shareworks) and the fields below are blank or the information is otherwise provided in an electronic format, then such information is incorporated herein and shall control, and the blank fields and other information (including the exercise schedule and type of grant) shall be deemed to come from the electronic capitalization system and shall be considered part of this Agreement.

Optionee
Number of Shares
Exercise Price Per Share
Grant Date
Expiration Date
Type of Option
Vesting Schedule

2. [Reserved].

3. Expiration of Option. This Option shall expire at 5:00 p.m. EST on the Expiration Date or, if earlier, the earliest of the dates specified in whichever of the following applies:

(a) If the termination of your employment with, and/or other association as an officer, director, consultant or advisor of, any and all of the Company and its Affiliates is on account of your death or disability, the first anniversary of the date such employment and/or other association ends.

(b) If the termination of your employment with, and/or other association as an officer, director, consultant or advisor of, any and all of the Company and its Affiliates is due to any other reason, three (3) months after such employment and/or other association ends.

4. Exercise of Option.

(a) You may exercise this Option, in full or in part and at any time prior to the date this Option expires, as to the number of Optioned Shares for which this Option shall have become exercisable (the “Vested Shares”) pursuant Section 4(b) below. However, during any period that this Option remains outstanding after the end of your association with the Company and its Affiliates in any and all capacities as an officer, director, employee, consultant and/or advisor of the Company and its Affiliates, you may exercise it only to the extent of any remaining Vested Shares determined as of the effective time of the end of such association. The procedure for exercising this Option is described in Section 7.1(g) of the Plan; provided that in no event shall a fraction of a share of Stock be purchasable or deliverable upon exercise.

(b) Subject to the provisions of Section 4(a) above, this Option shall become exercisable for the Optioned Shares as set forth in the table above.

5. Transfer of Option. Except if and to the extent otherwise provided under the Plan in the event that this Option is not an Incentive Option, you may not transfer this Option except by will or the laws of descent and distribution, and, during your lifetime, only you may exercise this Option.

6. Incorporation of Plan Terms. This Option is granted subject to all of the applicable terms and provisions of the Plan, including but not limited to the limitations on the Company’s obligation to deliver Optioned Shares upon exercise set forth in Section 9 therein.

7. Tax Consequences. The Company makes no representation or warranty as to the tax treatment to you of your receipt or exercise of this Option or upon your sale or other disposition of the Optioned Shares. You should rely on your own tax advisors for such advice.

8. Treatment as Wages or Compensation. No amounts paid or payable in connection with this Option shall constitute wages or compensation for purposes of any applicable law, if ever, prior to the date on which such amount has been earned, vested and become payable in accordance with the terms of this Agreement and the Plan. No such amount shall be treated as wages or compensation for purposes of any employee or other benefit plan of the Company and its Affiliates except to the extent and at the time provided in the respective employee or other benefit plan.

9. Acknowledgements. You acknowledge that you have reviewed and understand the Plan, this Agreement, and the Notice of Exercise (the “Plan Documents”) in their entirety, and have had an opportunity to obtain the advice of counsel prior to executing this Agreement. You acknowledge and agree that the Option is governed by the Plan Documents and, by executing this Agreement on the signature page hereto or by electronic means authorized by the Company, you agree to the terms of each of the Plan Documents. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or this Agreement. You acknowledge and agree that this Agreement may not be modified, amended or revised except with the express written consent of the Optionee and a duly authorized officer of the Company. By accepting this Option, Optionee consents to receive the Plan Documents and any other Plan-related documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company in the Company’s sole discretion.

10. Further Assurances. The parties agree to execute such further instruments and to take such action as may reasonably be necessary to carry out the intent of this Agreement.

11. Miscellaneous. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without regard to the conflict of laws principles thereof and shall be binding upon and inure to the benefit of any successor or assign of the Company and any executor, administrator, trustee, guardian, or other legal representative of you. Capitalized terms used but not defined herein shall have the meaning assigned under the Plan. This Agreement may be executed in one or more counterparts all of which together shall constitute but one instrument. In making proof of this Agreement it shall not be necessary to produce or account for more than one such counterpart.

[The remainder of this page is intentionally left blank. Signature page to follow.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

ELIEM THERAPEUTICS, INC.	OPTIONEE

By:
Name:	Signature of Optionee
Title:

Optionee’s Address:

ELIEM THERAPEUTICS, INC.

NOTICE OF EXERCISE

Eliem Therapeutics, Inc.
23515 NE Novelty Hill Road, Suite B221 #125
Redmond, WA 98053	Date of Exercise:

This constitutes notice to ELIEM THERAPEUTICS, INC. (the “Company”) under my stock option that I elect to purchase the below number of shares of Common Stock of the Company (the “Shares”) for the price set forth below.

Type of option (check one):	Incentive ☐	Nonstatutory ☐

Stock option dated:

Number of Shares as to which option is exercised:

Certificates to be issued in name of:

Total exercise price:	$	$

Cash payment delivered herewith:	$	$

Regulation T Program (cashless exercise1)	$	$

Value of Shares delivered herewith[2]:	$	$

By this exercise, I agree (i) to provide such additional documents as you may require pursuant to the terms of the Eliem Therapeutics, Inc. 2019 Equity Incentive Plan (the “2019 Plan”), (ii) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of this option, and (iii) if this exercise relates to an incentive stock option, to notify you in writing within 15 days after the date of any disposition of any of the Shares issued upon exercise of this option that occurs within two years after the date of grant of this option or within one year after such Shares are issued upon exercise of this option. I further agree that this Notice of Exercise may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[1]	Shares must meet the public trading requirements set forth in the option agreement.
[2]

Shares must meet the public trading requirements set forth in the option. Shares must be valued in accordance with the terms of the option being exercised, and must be owned free and clear of any liens, claims, encumbrances or security interests. Certificates must be endorsed or accompanied by an executed assignment separate from certificate.

I hereby make the following certifications and representations with respect to the number of Shares listed above, which are being acquired by me for my own account upon exercise of the option as set forth above:

I acknowledge that the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are deemed to constitute “restricted securities” under Rule 701 and Rule 144 promulgated under the Securities Act. I warrant and represent to the Company that I have no present intention of distributing or selling said Shares, except as permitted under the Securities Act and any applicable state securities laws.

I hereby represent and warrant that (1) I have been furnished with all information which I deem necessary to evaluate the merits and risks of the purchase of the Shares; (2) I have had the opportunity to ask questions concerning the Shares and the Company and all questions posed have been answered to my satisfaction; (3) I have been given the opportunity to obtain any additional information I deem necessary to verify the accuracy of any information obtained concerning the Shares and the Company; and (4) I have such knowledge and experience in financial and business matters that I am able to evaluate the merits and risks of purchasing the Shares and to make an informed investment decision relating thereto

I understand that because the Shares have not been registered under the Securities Act, I must continue to bear the economic risk of the investment for an indefinite time and the Shares cannot be sold unless the Shares are subsequently registered under applicable federal and state securities laws or an exemption from such registration requirements is available.

I agree that I will in no event sell or distribute or otherwise dispose of all or any part of the Shares unless (1) there is an effective registration statement under the Securities Act and applicable state securities laws covering any such transaction involving the Shares or (2) the Company receives an opinion of my legal counsel (concurred in by legal counsel for the Company) stating that such transaction is exempt from registration or the Company othe1wise satisfies itself that such transaction is exempt from registration.

I have considered the Federal, state and local income tax implications of the exercise of my stock option and the purchase and subsequent sale of the Shares.

I further acknowledge that I will not be able to resell the Shares for at least 90 days after the stock of the Company becomes publicly traded (i.e., subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934) under Rule 701 and that more restrictive conditions apply to affiliates of the Company under Rule 144.

I further acknowledge and agree that I will be party to and deemed a “Key Holder” under the Amended and Restated Voting Agreement with the Company (as amended from time to time), a copy of which is included hereto as Exhibit A (the “Voting Agreement”).

I further acknowledge that all certificates representing any of the Shares subject to the provisions of the option shall have endorsed thereon appropriate legends reflecting the foregoing limitations, as well as any legends reflecting restrictions pursuant to the 2019 Plan, the Company’s Certificate of Incorporation, the Company’s Bylaws and/or applicable securities laws.

I further agree that, if required by the Company (or a representative of the underwriters) in connection with the first underwritten registration of the offering of any securities of the Company under the Securities Act, I will not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to any shares of Common Stock or other securities of the Company for a period of 180 days following the effective date of a registration statement of the Company filed under the Securities Act (or such longer period as the underwriters or the Company shall request to facilitate compliance with FINRA Rule 2711 or NYSE Member Rule 472 or any successor or similar rule or regulation) (the “Lock-Up Period”). I further agree to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriters that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such period.

Very truly yours,

(Signature)

Name (Please Print)

Address of Record:

Email:

EXHIBIT A

VOTING AGREEMENT